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                                   BY-LAWS OF

                        METROPOLITAN PARKING SYSTEM, INC.

                                    ARTICLE I

Section 1. The corporation shall be known by the name of Metropolitan Parking System, Inc.

Section 2. The principal office of the corporation shall be located at 210 Lincoln Street, Boston.

Section 3. The corporation shall have a corporate seal which shall be circular in form and shall contain the name of the corporation, the year of its incorporation and the word "Massachusetts".

                                   ARTICLE II

The corporation shall have all the powers and enjoy all the privileges granted by the laws of Massachusetts to corporations organized under General Laws.

                                   ARTICLE III

                             OFFICERS AND DIRECTORS

Section 1. The officers of the corporation shall be president, treasurer, clerk and Board of not less than three directors, all of whom, excepting the president, shall be chosen by ballot annually at the first meeting of the corporation and at each annual meeting thereafter. The president shall be chosen by and from the Board of Directors at the first meeting of the Board after the annual stockholders' meeting. All officers shall hold office for one year and until their successors are chosen and qualified. It shall not be necessary for any director or other officer to be a holder of stock in the corporation. Two or more offices may be held by one person. In case of the temporary absence or disability of any one officer, the Board of Directors may appoint a person to perform the duties of such officer during such absence or disability. In case a vacancy shall occur, except in the case of the office of president, it may be filled at any special meeting of the stockholders, and until so filled the Board of Directors may appoint a person to perform the duties of said office; except that in the event of a vacancy in the Board of Directors for any reason, that vacancy shall be filled by a vote of a majority of stockholders; in case a vacancy shall occur in the office of president, it may be filled by the Board of Directors.

Section 2. The Board of Directors, subject always to the provisions of law, the Articles of Organization and these By-laws as from time to time amended, and to any action at any time taken by such stockholders as then have the right to vote, shall have the entire charge, control and management of the corporation, its property and business and may exercise all or any of its powers. Among other things, the Board of Directors may, subject as aforesaid (1) appoint and, at its discretion, remove or suspend such subordinate officers, agents and employees as it from time
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to time thinks fit and determine their duties and fix, from time to time as it sees fit, change their compensation; (2) fix and from time to time as it sees fit, change all salaries; (3) appoint any officer permanently or temporarily as it sees fit, to have the powers and perform the duties of any other officer; (4) to delegate any of the powers of the Board to any committee, officer or agent;
(5) appoint any person to be agents of the corporation (with power to subdelegate) and upon such terms as it sees fit; (6) appoint any person or persons to accept and hold in trust for the corporation any property belonging to the corporation or in which it is interested and cause to be done such things as it may determine the amounts to be distributed as dividends.

            The directors shall be elected by the stockholders at their annual meeting, and any director may be removed by the stockholders at any special meeting called for that purpose. Upon the removal of any director the stockholders may elect a successor to fill the vacancy caused thereby, and such successor shall hold office for the unexpired term of the director whose place shall be vacant, and until his successor shall have been duly elected and qualified.

Section 3. The president when present shall preside at all meetings of the stockholders and of the directors. It shall be his duty to see that all orders and resolutions of the Board are carried into effect. The president, together with the treasurer, shall sign certificates of stock to be issued by the corporation. The president, as soon as reasonably possible after the close of each fiscal year, shall submit to the Board of Directors a report of the operations of the corporation for such year and a statement of its affairs, and shall from time to time report to the Board all matters within his knowledge which the interests of the corporation may require to be brought to its notice. The president shall perform such duties additional to the foregoing as the directors may designate.

Section 4. The treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name of and to the credit of the corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board, taking proper vouchers for such disbursements. He shall promptly render to the president and to the Board of Directors such statements of his transactions and accounts as the president and Board respectively may from time to time require. He shall give bond in such amount, with such security and in such form as the Board of Directors shall determine. Certificates of stock signed by the president shall also be signed by the treasurer. The treasurer shall perform such duties additional to the foregoing as the directors may designate.

Section 5. The clerk may be sworn to the faithful discharge of his duties. It shall be his duty to record in books kept for the purpose all votes and proceedings of the stockholders at their meetings and of the directors at their meetings. Unless the Board of Directors shall appoint a transfer agent and/or registrar or other officer or officers for the purpose, the clerk shall be charged with the duty of keeping, or causing to be kept, accurate records of all stock outstanding, stock certificates issued and stock transfers; and subject to other or different rules as may be adopted from time to time by the Board of Directors, such records may be kept solely in the stock certificate books. The clerk shall perform such duties additional to the foregoing as the directors may designate. The clerk shall be a resident of Massachusetts.


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                                   ARTICLE IV

                                    MEETINGS

Section 1. Immediately after each annual meeting of stockholders, and at the place thereof, if a majority of the directors elected at the meeting were present thereat, there shall be a meeting of the directors without notice; but if a majority of the directors chosen at any annual meeting of the stockholders were not present at such meeting, a meeting of the directors may be called in the manner hereinafter provided with respect to the call of meeting of directors. Meetings of the Board of Directors shall be held as often as needed, and may be called by the president, treasurer or any director, and notice in writing by the clerk, mailed postage prepaid, forty-eight hours at least before the meeting, addressed to each director at his usual place of business or abode, or delivered to him in hand, shall be sufficient notice of the meeting. If the clerk, when requested, refuses for more than twenty-four hours to call such meeting, the president, treasurer or director may in the manner required give notice of such meeting in the name of the clerk. In the event that the office of clerk is vacant or the clerk is absent from the Commonwealth or is incapacitated, a meeting of the directors may be called by any director in his own name, by giving notice thereof in the manner required when notice is given by the clerk. Notice of any meeting may be dispensed with if each director by a writing filed with the records of the meeting waives such notice. At any meeting of the directors a majority of the directors then in office shall constitute a quorum for the transaction of business; provided always that any number of directors (whether one or more and whether or not constituting a quorum) present at any meeting or at any adjourned meeting may make any reasonable adjournment thereof. At any meeting of the directors at which a quorum is present, the action of the directors on any matter brought before the meeting shall be decided by the vote of a majority of those present and voting, unless a different vote is required by law, the Articles of Organization, or these by-laws. Any action by the directors may be taken without a meeting if a written consent thereto is signed by all the directors and filed with the records of the directors' meetings. Such consent shall be treated as a vote of the directors for all purposes.

Section 2. Except as otherwise provided in Section 1 of this Article, all meetings of the Board of Directors shall be held at the office of the corporation at 210 Lincoln Street, Boston, Massachusetts or at such other place, wherever situated, as the directors may by majority vote have designated as a place for directors' meetings.

Section 3. Regular meetings of the directors may be held at such times and places as shall from time to time be fixed by resolution of the board and no notice need be given of regular meetings held at times and places so fixed, provided, however, that any resolution relating to the holding of regular meetings shall remain in force only until the next annual meeting of stockholders, or the special meeting held in lieu thereof, and that if at any meeting of directors at which a resolution is adopted fixing the times or place or places for any regular meetings any director is absent no meeting shall be held pursuant to such resolution until either each such absent director has in writing or by telegram approved the resolution or seven days have elapsed after copy of the resolution certified by the clerk has been mailed, postage prepaid, addressed to each such absent director at his last known home or business address.


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Section 4. Special meetings of the directors may be called by the president or by the treasurer or by any two directors and shall be held at the place designated in the call thereof.

Section 5. The annual meeting of the stockholders of the corporation shall be held at the office of the corporation in Massachusetts, or at such other place in Massachusetts as the Board of Directors may fix on the second Monday in March to elect officers, hear reports of the officers and transact other business. Special meetings of the stockholders may be called by the president or by a majority of the directors, and shall be called by the clerk, or in the case of the death, absence, incapacity or refusal of the clerk, by any other officer, upon written application of one or more stockholders who are entitled to vote and who hold at least one-tenth part in interest of the capital stock entitled to vote at a meeting, stating the time, place and purpose of the meeting. All special meetings of the stockholders shall be held at the office of the corporation at 210 Lincoln St., Boston, or at such other place in Massachusetts as may be designated by the Board of Directors. At any meeting of the stockholders a quorum for the transaction of business shall consist of a majority of the shares of the corporation then outstanding and entitled to vote, provided that less than such quorum shall have the power to adjourn the meeting from time to time. Notice of all meetings of the stockholders shall be given as follows, to wit: A written notice stating the place, day and hour thereof, shall be given by the clerk at least ten days before the meeting, to each stockholder entitled to vote thereat and to each stockholder who, under the Articles of Organization or any amendment thereof, or under the by-laws, is entitled to such notice, by leaving such notice with him or at his residence or usual place of business, or by mailing it postage prepaid, and addressed to such stockholder at his address as it appears upon the books of the corporation. No notice need be given to any stockholder if a written waiver of notice, executed before or after the meeting by the stockholder or his attorney thereunto authorized, is filed with the records of the meeting.

                                    ARTICLE V

                                  CAPITAL STOCK

Section 1. The capital stock of the corporation shall be as set forth in the Articles of Organization.

Section 2. All certificates of shares of capital stock shall be signed by the president and treasurer, shall bear the seal of the corporation, shall be numbered progressively, shall set forth the name of the respective stockholders, and shall consistently, with these provisions and the requirements of law, be in such form as the Board of Directors may determine.

Section 3. Shares of capital stock in the corporation shall be transferable only on the books of the corporation by the holder thereof in person or by attorney duly authorized in writing and upon surrender and cancellation of the certificates therefor fully endorsed.

Section 4. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and shall not be bound to recognize any equitable or


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other claim to or interest in such share or shares on the part of any other person except as may be otherwise expressly provided by law.

Section 5. Upon evidence satisfactory to the Board of Directors that a certificate of stock has been lost or destroyed, and upon receiving indemnity satisfactory to the Board of Directors against loss to the corporation, said Board of Directors may authorize the issue of a new certificate in place thereof.

Section 6. Any stockholder, including the heirs, assigns, executors or administrators of a deceased stockholder, desiring to sell or transfer such stock owned by him or them, shall first offer it to the corporation through the Board of Directors in the manner following:

            He shall notify the directors of his desire to sell or transfer by notice in writing, which notice shall contain the price at which he is willing to sell or transfer and the name of one arbitrator. The directors shall within thirty days thereafter either accept the offer, or by notice to him in writing name a second arbitrator, and these two shall name a third. It shall then be the duty of the arbitrators to ascertain the value of the stock, and if any arbitrator shall neglect or refuse to appear at any meeting appointed by the arbitrators, a majority may act in the absence of such arbitrator.

            After the acceptance of the offer, or the report of the arbitrators as to the value of the stock, the directors shall have thirty days within which to purchase the same at such valuation, but if at the expiration of thirty days the corporation shall not have exercised the right so to purchase the owner of the stock shall be at liberty to dispose of the same in any manner he may see fit.

            No shares of stock shall be sold or transferred on the books of the corporation until these provisions have been complied with, but the Board of Directors may in any particular instance waive the requirement.

                                   ARTICLE VI

                           STOCK IN OTHER CORPORATIONS

The Board of Directors may appoint any person to act as proxy or attorney in fact of this corporation at any meeting of the stockholders or election of directors of any corporation, stock in which shall be held by this corporation.

                                   ARTICLE VII

                               INSPECTION OF BOOKS

Books, accounts and records of the corporation shall be open to inspection by any member of the Board of Directors at all times during the usual hours of business. The directors shall from time to time determine whether and to what extent, at what times and places, and under what conditions and regulations the accounts and books of the corporation, or any of them, shall be


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open to inspection of the stockholders; and no stockholder shall have the right of inspection of any account or book or document of the corporation except as conferred by law or authorized by the directors or by resolution of the stockholders at the time entitled to vote.

                                  ARTICLE VIII

                   CHECKS, NOTES, DRAFTS AND OTHER INSTRUMENTS

Checks, notes, drafts and other instruments for the payment of money drawn or endorsed in the name of the corporation may be signed by any officer or person authorized by the Board of Directors to sign the same. No officer or person shall sign such instrument as aforesaid unless authorized by said Board to do so.

                                   ARTICLE IX

                                      SEAL

The treasurer shall have custody of the seal and may affix it (as may any other officer if authorized by the directors) to any instrument requiring the corporate seal.

                                    ARTICLE X

                                     VOTING

At a meeting of the corporation, no stock owned by the corporation shall be voted on; a "quorum" shall consist of owners of more than one-half of all stock issued and outstanding, each owner being entitled to vote for each share owned by him, and to vote in person, or by representative or proxy given to the clerk, signed by the owner and bearing date not more than six months before the meeting, and no such proxy shall be valid after the final adjournment of such meeting; and a "majority" shall consist of owners of more than one-half of the stock represented and voted on.

                                   ARTICLE XI

                                   FISCAL YEAR

The fiscal year of the corporation shall end December 31.

                                   ARTICLE XII

                                   AMENDMENTS

These by-laws may be amended, repealed or altered at any annual or special meeting of the stockholders by the affirmative vote of two-thirds of the capital stock outstanding and entitled to


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vote. In the notice of such meeting it shall be stated that the amendment, repeal or alteration of the by-laws may be acted upon.


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